Exhibit 99.1

Anworth Announces Preferred Dividends and Increase to Series B Preferred Stock Conversion Rate

SANTA MONICA, Calif.--(BUSINESS WIRE)--July 21, 2011--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that, in accordance with the terms of Anworth’s 8.625% Series A Cumulative Preferred Stock, or Series A Preferred Stock, the board of directors declared a Series A Preferred Stock dividend of $0.539063 per share for the third quarter of 2011. The Series A Preferred Stock dividend is payable on October 17, 2011 to holders of record of Series A Preferred Stock as of the close of business on September 30, 2011. The dividend reflects the period from July 1, 2011 through September 30, 2011.

Also, in accordance with the terms of Anworth’s 6.25% Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock, the board of directors declared a Series B Preferred Stock dividend of $0.390625 per share for the third quarter of 2011. The Series B Preferred Stock dividend is payable on October 17, 2011 to holders of record of Series B Preferred Stock as of the close of business on September 30, 2011. The dividend reflects the period from July 1, 2011 through September 30, 2011.

As previously announced, on June 30, 2011, the board of directors declared a quarterly common stock dividend of $0.25 per share, which is payable on July 27, 2011 to holders of record of common stock as of the close of business on July 11, 2011. When Anworth pays a cash dividend during any quarterly fiscal period to its common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on the Series B Preferred Stock), the conversion rate on the Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Series B Pfd. Stock Conversion” page of Anworth’s web site at http://www.anworth.com). As a result of this dividend, the conversion rate has increased from 3.4778 shares of Anworth’s common stock to 3.5374 shares of its common stock effective July 12, 2011.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by U.S. Government-sponsored agencies, such as Fannie Mae, Freddie Mac or Ginnie Mae. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com